STANDARD LIFE INSURANCE COMPANY OF INDIANA

                             SURPLUS DEBENTURE

$6,000,000     DECEMBER 31, 1998



FOR  VALUE RECEIVED, STANDARD LIFE INSURANCE COMPANY OF INDIANA, an Indiana

stock  life  insurance  corporation  (hereinafter  called AStandard Life of

Indiana@), subject to the terms, conditions, restrictions,  and limitations herein  contained,  promises  to  pay  STANDARD MANAGEMENT CORPORATION,  an

Indiana  corporation (ASMC@), the principal  sum  of  Six  Million  Dollars

($6,000,000)  with interest on the unpaid balance thereof payable quarterly in arrears, beginning  March  31,  1999  and  on  each calendar quarter end thereafter, until paid in full, at a variable rate  (the  ARate@)  equal to the corporate base rate as reported by the bank or branch with the greatest amount  of  assets  in  the  State  of  Indiana,  as in effect on the first business day of each month during the term of this  Surplus  Debenture plus

2%.  In no event shall the Rate increase by more than 2% in any one year or increase by more than 5% over the term of this Surplus Debenture  over  the

Rate  in  effect  on the date of execution of this Surplus Debenture.  Both principal and interest  on  this Surplus Debenture shall be due and payable in the following manner at the offices of SMC in Indianapolis, Indiana.

(1)On or before each calendar  quarter  end  commencing March 31, 1999, the

Board of Directors of Standard Life of Indiana  shall calculate the surplus of Standard Life of Indiana as of the end of the  preceding  fiscal quarter

(e.g., March 31, 1999, the surplus calculation shall be as of  December 31,

1998) in accordance with accounting practices required or permitted  by the

Insurance Department of the State of Indiana.

(2)On  or  before  January  1  of each calendar year, commencing January 1,

2020, the Board of Directors of  Standard  Life  of Indiana shall calculate the  surplus of Standard Life of Indiana as of the  end  of  the  preceding

fiscal   quarter  in  accordance  with  accounting  practices  required  or permitted by the Insurance Department of the State of Indiana.

(3)Provided  the  surplus  of  Standard  Life  of  Indiana  at the time the calculation required in paragraph (1) above is made, exceeds the surplus of

Standard  Life  of  Indiana  at  the  Closing  on  December  31, 1998  (the

AClosing@) and the prior approval of the Commissioner of Insurance  of  the

State  of  Indiana  is  obtained  in  accordance with the provisions of the

Indiana Insurance Code, Standard Life of  Indiana  shall  pay to the holder hereof, on the dates specified in paragraph (1) above, an amount  equal  to the  lesser  of (a) the accrued but unpaid interest on the unpaid principal balance of this Surplus Debenture or (b) the amount by which the surplus of

Standard Life  of  Indiana exceeds (the surplus of Standard Life of Indiana at Closing).

(4)If, at the time the calculation required in paragraph (1) above is made,

the surplus of Standard  Life  of  Indiana  does not exceed (the surplus of

Standard Life of Indiana at Closing) by an amount  sufficient  to  pay  all accrued  but  unpaid  interest  on  this  Surplus  Debenture, the remaining accrued  but  unpaid  interest  shall bear interest, payable  quarterly  in arrears, at the Rate.

(5)Provided the surplus of Standard Life of Indiana exceeds the sum of (the surplus of Standard Life of Indiana at Closing) plus an amount equal to all accrued but unpaid interest on January  1 of the calendar year in which the calculation required in paragraph (2) above  is made and the prior approval of the Commissioner of Insurance of the State  of  Indiana  is  obtained in accordance with the provisions of the Indiana Insurance Code, Standard Life of Indiana shall pay to the holder hereof an Annual Installment (herein  so called)  of  principal  on  this Surplus Debenture within fifteen (15) days

after  such calculation is made.   Each  Annual  Installment  of  principal

becoming  due  and  payable  hereunder  shall  equal  the  amount specified therefor in the following amortization schedule or such lesser  amount  (or at  the  sole  option  of Standard Life of Indiana, such greater amount) by which the surplus of Standard  Life  of  Indiana  exceeds  the  sum of (the surplus  of  Standard  Life  of Indiana at Closing), plus such accrued  but unpaid interest:

YEAR      PRINCIPAL PAYMENT
2020          $1,000,000
2021          $1,000,000
2022          $1,000,000
2023          $1,000,000
2024          $1,000,000
2025          $1,000,000


If the Annual Installment of principal  paid by Standard Life of Indiana in any  calendar year is less than the amount  shown  for  such  year  in  the foregoing  table,  the amount shown in the table for the following calendar year shall be increased  by  the amount of such deficit and if no amount is shown in the table for such calendar  year, the amount due in the following calendar year shall be the amount of such deficit.  If any principal of the

Surplus  Debenture  remains  unpaid  after  January  1,  2025,  the  Annual

Installment of principal due for each  year thereafter shall be such unpaid principal balance or such lesser amount  by  which  the surplus of Standard

Life of Indiana exceeds the sum of (the surplus of Standard Life of Indiana at Closing) plus accrued interest payable hereunder.

(6)Surplus  shall  be calculated as required for inclusion  in  the  Annual

Statement of Standard  Life of Indiana filed with the Indiana Department of

Insurance as of December 31, of each year.

(7)The obligation of Standard Life of Indiana to pay this Surplus Debenture shall not be considered  or  treated  as  a  current  or fixed liability or obligation  of  Standard Life of Indiana for statutory accounting  purposes under the Indiana  Insurance Code and the rules and regulations promulgated thereunder, except to  the  extent  a  payment of principal or interest has been approved by the Commissioner.  For  all  other  purposes, this Surplus

Debenture shall be considered a debt instrument payable  in accordance with and  subject  to  the  terms  hereof,  and  shall  not  for any purpose  be considered or treated as an equity interest in Standard Life of Indiana.

(8)In  the event of liquidation of Standard Life of Indiana,  this  Surplus

Debenture shall become immediately due and payable and shall be superior to and in preference of the rights and claims of shareholders of Standard Life of Indiana; provided, however, that, in any liquidation proceeding pursuant to  the  Indiana  Insurance  Code,  all  obligations,  rights,  and  claims hereunder  are  expressly subordinated to (a) the claims of any supervisor,

conservator, or receiver  of  Standard  Life  of  Indiana  appointed by the

Commissioner of Insurance of the State of Indiana and (b) the claims of all other  creditors,  except  the claims of shareholders of Standard  Life  of

Indiana in their capacities as shareholders.

(9)Each payment made hereunder  shall  be  credited  first  to  accrued but unpaid interest, if any, and the balance of such payment shall be  credited to the principal amount hereof.

(10)Nothing  herein  contained  shall  be construed as prohibiting Standard

Life of Indiana from merging or consolidating with any other corporation or from selling or reinsuring any part of its  business, or from acquiring all

or any part of the assets of any other corporation.   In the event Standard

Life of Indiana shall be consolidated or merged into another corporation or shall  sell substantially all of its assets to any other  corporation,  the corporation  into  which Standard Life of Indiana is consolidated or merged or to which the assets  of  Standard  Life of Indiana are transferred shall assume the liability of Standard Life of Indiana hereunder.

(11)No recourse shall be had for the payment  of  the  principal of, or the interest  on,  this  Surplus Debenture, or for any claims based  hereon  or

otherwise  in  respect  hereof,   against   any  past,  present  or  future

incorporator,  shareholder,  officer,  or  director  of  Standard  Life  of

Indiana;  such  liability  being  by  acceptance  and  as  a  part  of  the consideration for the issuance hereof, expressly released.

(12)By acceptance and as part of the consideration for the issuance hereof,

the above-named payee and holder hereof  expressly acknowledges that it has been informed and has knowledge that this  Surplus  Debenture  has not been registered under the Securities Act of 1933, as amended, or the  Securities

Act  or  Blue Sky laws of any state, and that Standard Life of Indiana  has issued this  Surplus  Debenture  pursuant  to  exemptions from registration available under such acts.  The above-named payee  hereof further expressly acknowledges  and  agrees that it is acquiring this Surplus  Debenture  for investment purposes and not with a view toward a public distribution hereof and that this Surplus Debenture may not be sold or otherwise transferred in the absence of an effective  registration  statement with respect hereto or an  exemption  from  registration  under the Securities  Act  of  1933,  as amended, or any other applicable securities law.

(13)If this Surplus Debenture is collected  through  judicial  proceedings,

Standard Life of Indiana agrees, subject to the conditions and restrictions contained  herein,  to  pay  reasonable attorneys= fees to the holder  with respect to legal services performed in such collection.

(14)Regardless  of  the  provisions   of   I.C.  27-1-7-19  specifying  the

conditions under which payments on the Surplus  Debenture  will be approved or  Standard  Life  of Indiana=s satisfaction of the conditions  identified therein, the Commissioner of the Indiana Department of Insurance may refuse to approve the payment  of  principal  or interest on the Surplus Debenture

(i) on the basis of statutory or regulatory  grounds,  or  (ii)  if, in the determination of the Commissioner, the financial condition of Standard Life of Indiana does not warrant payment.

IN  WITNESS WHEREOF, Standard Life Insurance Company of Indiana has  caused this  Surplus  Debenture  to be fully executed on ________________________,

1998.



STANDARD LIFE INSURANCE
COMPANY OF INDIANA




By: __________________________________

Paul B. Pheffer
Executive Vice President &
Chief Financial Officer